                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       AND
                                    AGREEMENT

         THIS AGREEMENT, made this 16th day of December, 1996, by and between Tolland Bank, a state-chartered savings bank ("Bank"), and Joseph H. Rossi, an individual ("Employee").

         In consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


1.       Need for Agreement

         (a) Because of the prospects of sweeping changes in the industry (e.g., interstate banking, mergers, the continuing transition from traditional savings bank powers to full commercial bank powers, etc.), and

         (b) because of the need for the Employee to perform his job without undue fear of the loss of pension benefits this Agreement sets forth the following:


2.       Term of Agreement

         (a) This Agreement shall commence on October 1, 1996, and shall continue in effect until the time Employee is fully vested in the Bank's Defined Benefit Plan and 401k Savings Plan.


3.       Qualifying Termination of Employment

         Benefits shall be payable under this Agreement only if the Employee's employment is terminated prior to the expiration of this Agreement under one of the following circumstances:

         (a) Employee shall have been involuntarily terminated from employment without cause.

             (i) Cause shall include personal dishonesty; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure to perform stated duties (other than such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Employee's termination for "Good Reason" as defined in Subsection (b) of this Section below); willful


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                      violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order of the Federal Deposit Insurance Corporation.

             (ii) For purposes of this Subsection, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Bank.

             (iii) Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above and specifying the particulars thereof in detail.

         (b)      Employee terminates his employment with Good Reason.

             (i) The Employee shall be entitled to terminate his employment for Good Reason. "Good Reason" shall mean:

                      (1) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive officer of the Bank or any significant change in the Employee's responsibilities or duties that negatively alters the nature and status of his position.

                      (2) a reduction by the Bank in the Employee's annual salary as in effect on the date hereof or as the same may be increased from time to time; or a reduction in fringe benefits, unless such reduction is made equitably or is applicable to other Bank employees on a non-discriminatory basis; or

                      (3) unless otherwise mutually agreed upon, the relocation of the Bank's principal executive offices to a location outside the greater Hartford area or the Bank's requiring the Employee to be based anywhere other than the Bank's principal executive offices.


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             (ii)     The Employee's right to terminate his employment pursuant
                      to this Subsection shall not be affected by his incapacity due to physical or mental illness.

         (c) If the Employee becomes, in the business judgment of the Board of Directors, physically, mentally, or otherwise disabled such that he is unable to perform his duties for such a period of time that his employment is terminated or he is replaced without right of returning to his former position upon becoming able to perform such duties.

                  (i) Such determination by the Board of Directors shall be based on the unanimous opinion of two physicians, one selected by the Employee and one by the Bank.

                  (ii) If such physicians are not in agreement, the Employee and the Bank shall select a third physician whose decision shall be used by the Board of Directors for their determination.


4.       Benefits Payable Following Qualifying Termination of Employment

         In the event that the Employee's employment is terminated under one of the circumstances described in this paragraph 3 above, the Bank shall pay the Employee the amount described in paragraph 4 reduced by applicable withholding taxes:

         (a) In the event that the employee is not 100% vested in his accrued benefits under the Defined Benefit Plan at the time of termination, the Bank shall pay him a lump sum amount equal to the excess, if any, of:

             (i) the lump sum value of his vested and unvested accrued benefit under the pension plan at the time of his termination reduced by;

             (ii) the lump sum value of his vested accrued benefit under the Plan.

         For purposes of this Agreement, the amount to be determined under this Clause (a) will be calculated by applying the provisions of the pension plan then in effect.

         (b) In the event that the Employee is not 100% vested in his account benefit under the 401k Savings Plan at the time of his termination, the Bank shall make the lump sum payment to him in an amount equal to the excess, if any, of:

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             (i)      the vested and unvested account balance determined as of
                      the most recent valuation date immediately preceding the date of his termination of employment reduced by;

             (ii) his vested account balance under the plan as of the most recent valuation date immediately preceding the date of his termination of employment.

         (c)      A lump sum in the amount of 18% of the sum of (a) and
                  (b) above.


5.       Notice of Termination

         (a) Any purported termination by the Bank or by the Employee communicated by written Notice of Termination to the other party hereto in accordance with Subsection (b) of this Section 6 shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

         (b) A notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent by certified or registered mail to the address below or to other such addressee or address as shall be set forth in a notice given in the same manner:

If to the Employee:                 Joseph Rossi
                                    45 Washburn Road
                                    Canton, CT  06019

If to the Bank (mail):              Tolland Bank
                                    Olde Tolland Common
                                    P. O. Box 156
                                    Tolland, CT 06084

If to the Bank (deliver):           Tolland Bank
                                    348 Hartford Tpke.
                                    Vernon, CT  06066



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6.       Successors; Binding Agreement


         (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to terms as the Employee would be entitled under this Agreement if the Employee terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee under this Agreement if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to the Employee's devisee, legatee or other designee or if there is no designee, to the Employee's estate.


7.       Validity

         If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect to the other provisions hereof shall not be affected thereby.


8.       Waiver of Breach

         The waiver by the Bank or by the Employee of a breach of any provision of the Agreement by the other party shall not operate, or be construed, as a waiver of any other breach of such other party.


9.       Modification of Agreement

         This Agreement shall not be modified or amended except by written agreement of the parties hereto.


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10.      Arbitration and Attorney Fees


         Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof, shall be subject to and decided by arbitration in accordance with the appropriate rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise.

         The Employee seeking to enforce the terms of this Agreement who prevails is entitled to reasonable attorney fees.


11.      Applicable Law

         The parties hereto agree that this Agreement shall be construed and enforced pursuant to the laws of the State of Connecticut except to the extent that such law may be preempted by applicable Federal Law, including regulation, or orders duly issued by the FDIC ("Federal Law"), in which event this Agreement shall be governed and be interpreted by Federal Law.


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


EMPLOYEE:                                   FOR THE BANK:




/s/ Joseph H. Rossi                             /s/ William Dowty, Jr.
Joseph Rossi                                    William Dowty, Jr.
President & CEO                                 Chairman of Personnel Committee,
                                                Board of Directors

/s/ Patrick J. Logiudice
Witness


/s/ Cynthia S. Harris                               CORPORATE SEAL:
Witness



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